SUPPLEMENTAL AGREEMENT NO. 18

TO

PURCHASE AGREEMENT NO. 3256

BETWEEN

THE BOEING COMPANY

AND

LATAM AIRLINES GROUP S.A.

RELATING TO BOEING MODEL 787-916/787-816 AIRCRAFT

THIS SUPPLEMENTAL AGREEMENT, entered into as of _________________, 2021, ("**SA-18**") by and between THE BOEING COMPANY, a Delaware corporation ("**Boeing**"), and LATAM Airlines Group S.A. (formerly having the legal name LAN Airlines S.A. and doing business as LAN Airlines), a Chilean corporation ("**Customer**"), amends Purchase Agreement No. 3256;

WHEREAS, Boeing and Customer entered into Purchase Agreement No. 3256, dated October 29, 2007 (the "**Purchase Agreement**"), and as amended from time to time, relating to the purchase and sale of Boeing Model 787-816 and Model 787-916 aircraft (the "**Aircraft**"); and

WHEREAS, in consideration of Customer's affirmation to **REDACTED** , Boeing and Customer have mutually agreed to amend the Purchase Agreement to **REDACTED**

WHEREAS, Boeing and Customer entered into the Aircraft General Terms Agreement dated May 9, 1997, as amended and supplements, identified as AGTA-LAN ("**AGTA**");

WHEREAS, Customer, along with certain of its affiliated entities, is a debtor-in-possession under chapter 11 of title 11 of the United States Code in the jointly administered cases captioned "In re: LATAM Airlines Group S.A., et al." case no. 20-11254 (the "**Pending Cases**"), pending in the United States Bankruptcy Court for the Southern District of New York (the "**Bankruptcy Court**");

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants herein contained, the receipt and adequacy of which is acknowledged, Boeing and Customer agree to amend the Purchase Agreement as follows:

1. Elements Specifically Agreed (Section 1 comprising the "**Agreement**").

(i) In consideration of Customer's affirmation of the **REDACTED** under the terms of the Purchase Agreement ("REDACTED **787-9 Aircraft**"):

a. The Airframe Escalation Adjustment and the Engine Price Adjustment for the REDACTED 787-9 Aircraft shall be determined in accordance with:

i. Delivery dates **REDACTED**, respectively, with escalation **REDACTED**; and

ii. Escalation **REDACTED** commencing on **REDACTED** and continuing until **REDACTED**.

b. The parties agree to the **REDACTED** of the REDACTED 787-9 Aircraft under Purchase Agreement No. 3256 set out in Table 1B, Rev. 3 entitled "Aircraft Delivery, Description, Price and Advance Payments" ("**Post 2021 787-9 Aircraft**") to the Purchase Agreement, **REDACTED** under the Purchase Agreement;

c. The parties agree to revise **REDACTED** element titled "**REDACTED**" ("**REDACTED**") pursuant to Section 4.3 of Letter Agreement 6-1162-ILK-0310R7 entitled "Special Matters" ("**Special Matters Letter**") as follows:

i. The **REDACTED** specified in Section 4.3 of the Special Matters Letter **REDACTED**

ii. The parties agree that the amount of the REDACTED as of the Effective Date and that the REDACTED revision effected by this SA-18 will be provided to Customer pursuant to Section 1.(i)c.iv. herein;

iii. Application of the REDACTED **Aircraft**"); and

iv. The revised REDACTED as specified in Section 1.(i)c.ii. herein for the REDACTED Aircraft will be effected through provision of a credit memorandum in the amount of REDACTED, subject to escalation REDACTED Aircraft. Such REDACTED will be issued by Boeing to Customer at REDACTED Aircraft.

(ii) Advance Payments.

(1) Boeing confirms that a total of REDACTED of advance payments were received from Customer by Boeing in respect of the REDACTED 787-9 Aircraft, as shown in the table below, prior to the Effective Date of this Supplemental Agreement (the "REDACTED **787-9 Aircraft Advance Payments**"):

MSN	Contracted Delivery Month	Advance Payments Received
38465	REDACTED	REDACTED
38462	REDACTED	REDACTED
38463	REDACTED	REDACTED
38460	REDACTED	REDACTED
	Total	REDACTED

(2) REDACTED

REDACTED

(iii) Upon effectiveness of SA-18, Boeing waives, discharges and releases Customer from any liability whatsoever for or as a result of, and all rights and remedies of Boeing in connection with any delay in payment by Customer of any payments due and owing by Customer to Boeing on or before the Effective Date of this Agreement in accordance with the Purchase Agreement, including, but not limited to, any interest that Boeing may claim or has claimed to have been due as a result of such delay in payment and any rights or remedies of Boeing attributable to any claim that Customer is or was in default or breach of the Purchase Agreement or any other agreements between Customer and Boeing by reason of any such delay in payment under the Purchase Agreement. Nothing herein shall be construed as an admission by Customer as to any default in or breach of any such agreements or default or delay in any such payment, or the accrual or any liability of Customer for any such interest;

(iv) Entry into SA-18 does not in and of itself constitute an assumption, rejection, or assumption and assignment of the Purchase Agreement or any other applicable agreement referenced herein or in such agreements (the "**Referenced Agreements**"), nor cause any of the Referenced Agreements to become a new post-petition agreement binding and enforceable upon Customer;

(v) Customer agrees forthwith to prepare and file appropriate pleadings with the Bankruptcy Court seeking approval and authorization to assume the Purchase Agreement, as amended by this SA-18, pursuant to the appropriate provisions of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure, including, without limitation 11 U.S.C. §§105, 363 and 365 and Federal Rules of Bankruptcy Procedure 9014 and 9019, and following such notice and opportunity for a hearing as provided by the rules of the Bankruptcy Court and the Bankruptcy Code (the "**Assumption Motion**"). The parties acknowledge that the proposed form of order approving the Assumption Motion (the "**Approval Order**") submitted to the Bankruptcy Court by Customer in connection with a motion requesting such approvals and authorizations will be in a form determined reasonably satisfactory to Boeing and Customer. Any such determination on behalf of Boeing will only apply to such portions of the Approval Order that relate to the approvals and authorizations required of the Bankruptcy Court in regard to the Purchase Agreement, as amended by this SA-18, and such determination will not be unreasonably withheld or delayed by Boeing. Boeing and Customer acknowledge and agree that the effectiveness of this SA-18 is conditioned upon entry of the Approval Order;

(vi) Boeing and Customer acknowledge and agree that no cure, monetary or otherwise, shall be necessary to assume the Purchase Agreement, as

amended by this SA-18, pursuant to 11 U.S.C. §365, nor shall Boeing be entitled to any payment of cure costs in connection with such assumption;

(vii) Boeing will **REDACTED**

;

(viii) Customer will **REDACTED**

(ix) Boeing will **REDACTED**

;

(x) Boeing will provide Customer with **REDACTED**

;

(xi) BGS Commercial Parts will provide, at Customer's election, **REDACTED**

;

(xii) Notwithstanding any other provisions of this Agreement, this Agreement shall not be effective, and shall be of no force and effect, until the Effective Date. As used herein, "**Effective Date**" means the first business day after all of the following have occurred: (i) an Approval Order (as defined in Section 5 below) respecting this Agreement has become final and no longer subject to appeal or, if appealed, all such appeals have been finally denied or dismissed; (ii) an order approving a request to assume Purchase Agreement No. 3158, as amended by Supplemental Agreement 13 ("**SA-13**"), has become final and no longer subject to appeal or, if appealed, all such appeals have been finally denied or dismissed; and (iii) the parties are prepared to close concurrently on the transactions contemplated by SA-13.

2. Table of Contents.

The "Table of Contents" is deleted in its entirety and replaced with the attached "Table of Contents" (identified by "SA-18").

3. Tables and Letter Agreements.

3.1 "Table 1-A, Rev. 5" is deleted in its entirety and is replaced by the new "Table 1-A, Rev. 6" (identified as SA-18).

3.2 "Table 1B, Rev. 3" is deleted in its entirety and is replaced by the new "Table 1-B, Rev. 4" (identified as SA-18).

3.3 Letter Agreement 6-1162-JKS19-0251R1 is deleted in its entirety commencing with the Effective Date of this SA-18.

3.4 Letter Agreement 6-1162-ILK-0310R7 is deleted in its entirety and is replaced by the new 6-1162-ILK-0310R8 (identified as SA-18).

4. Confidential Treatment.

Boeing and Customer understand that the commercial and financial information contained in this SA-18 is considered by the parties to be Boeing Commercial Information as defined in that certain letter agreement dated April 24, 2021 among Boeing, the Debtors, and the Official Committee of Unsecured Creditors (the "**Confidentiality Agreement**"). Each of the parties agrees not to disclose any such Boeing Commercial Information except as provided in the Confidentiality Agreement. Without limiting the generality of the foregoing, (i) except as provided in the assignment provisions of Article 10 of the Special Matters Letter Agreement 6-1162-ILK-0310R7, Customer will not disclose this SA-18 for purposes of financing payments without the prior written consent of Boeing, which consent will be provided once the financier enters into a Non-Disclosure Agreement with Boeing in form and substance reasonably satisfactory to Boeing, which will include agreeing not to disclose or use Boeing Commercial Information except for the purpose set forth herein, and (ii) for the avoidance of doubt, to the extent Customer files this SA-18 with the Bankruptcy Court, Customer shall seek to file the SA-18, along with any filings that contain Boeing Confidential Information, under seal pursuant to the Amended Standing Order Regarding Redactions (the "**Standing Order**") entered by the Bankruptcy Court in the Pending Cases at Docket No. 1810.

5. Jurisdiction.

For the pendency of the Pending Cases, all disputes arising in connection with this SA-18, as defined here, shall be finally settled under the exclusive jurisdiction of the Bankruptcy Court.

6. **GOVERNING LAW**.

THIS SUPPLEMENTAL AGREEMENT WILL BE GOVERNED BY THE LAW OF THE STATE OF WASHINGTON, U.S.A., EXCLUSIVE OF WASHINGTON'S CONFLICTS OF LAWS PRINCIPLES.

Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined shall have the same meanings as in the Purchase Agreement. The Purchase Agreement will be deemed to be amended to the extent provided herein and as so amended will continue in full force and effect. In the event of any inconsistency between the above provisions and the provisions contained in the referenced exhibits to this SA-18, the terms of the exhibits will control.

The rest of this page is intentionally blank. Signature page follows.

EXECUTED as of the day and year first above written.

LATAM AIRLINES GROUP S.A.	THE BOEING COMPANY
By: ______________________	By: **REDACTED**
______________________ (Printed or Typed Name)	**REDACTED**
Its: ______________________	Its: Attorney in Fact
By: ______________________	
______________________ (Printed or Typed Name)	
Its: ______________________	

TABLE OF CONTENTS

TABLE OF CONTENTS, continued

TABLE OF CONTENTS, continued

#6-1162-ILK-0325 was not used in the Purchase Agreement

##6-1162-ILK-0328 REDACTED was deleted in SA-1

TABLE OF CONTENTS, continued

REDACTED

Note 1: **REDACTED**

Note 2: **REDACTED**

Table 1-A, Rev. 6 to Purchase Agreement No. PA-03256
Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW:	787-9	**REDACTED**	Detail Specification:	**REDACTED**
Engine Model/Thrust:	**REDACTED**		Airframe Price Base Year/Escalation Formula:	
Airframe Price:			Engine Price Base Year/Escalation Formula:	
Optional Features:				
Sub-Total of Airframe and Features:			<u>Airframe Escalation Data:</u>	
Engine Price (Per Aircraft):			Base Year Index (ECI):	
Aircraft Basic Price (Excluding BFE/SPE):			Base Year Index (CPI):	
Buyer Furnished Equipment (BFE) Estimate:			<u>Airframe Escalation Data:</u>	
In-Flight Entertainment (IFE) Estimate			Base Year Index (ECI):	
Deposit per Aircraft:			Base Year Index (CPI):	

REDACTED

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Escalation Factor (Engine)		Escalation Estimate Adv Payment Base Price Per A/P	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery): At Signing 1%	24 Mos. 4%	21/18/15/12/6 Mos. 5%	Total 30%

REDACTED

Table 1B, Rev. 4 to Purchase Agreement No. PA-03256
Aircraft Delivery, Description, Price and Advance Payments

REDACTED

Airframe Model/MTOW: 787-9

Engine Model/Thrust: REDACTED

Airframe Price:

Optional Features:

Sub-Total of Airframe and Features:

Engine Price (Per Aircraft):

Aircraft Basic Price (Excluding BFE/SPE):

Buyer Furnished Equipment (BFE) Estimate:

In-Flight Entertainment (IFE) Estimate

Deposit per Aircraft:

Detail Specification: REDACTED

REDACTED

Airframe Price Base Year/Escalation Formula:

Engine Price Base Year/Escalation Formula:

<u>Airframe Escalation Data:</u>

Base Year Index (ECI):

Base Year Index (CPI):

<u>Airframe Escalation Data:</u>

Base Year Index (ECI):

Base Year Index (CPI):

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Escalation Factor (Engine)		Escalation Estimate Adv Payment Base Price Per A/P	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):			
						At Signing 1%	24 Mos. 4%	21/18/15/12/6 Mos. 5%	Total 30%

REDACTED

The Boeing Company
P.O. Box 3707
Seattle, WA 98124-2207

6-1162-ILK-0310R8

LATAM Airlines Group S.A.
Avenida Presidente Riesco 5711
Piso 19
Las Condes
Santiago, Chile

Subject: Special Matters

Reference: Purchase Agreement No. 3256 (the ***Purchase Agreement***), as amended by the Supplemental Agreement ("**SA-18**") between The Boeing Company (***Boeing***) and LATAM Airlines Group S.A. (formerly having the legal name LAN Airlines S.A. and doing business as LAN Airlines) (***Customer***) relating to Boeing Model 787-916/-816 aircraft (***Aircraft***)

This letter agreement (***Letter Agreement***) cancels and supersedes Letter Agreement 6-1162-ILK-0310R7 and amends and supplements the Purchase Agreement and SA-18. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

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BOEING

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13. Confidential Treatment.

Boeing and Customer understand that the commercial and financial information contained in this Letter Agreement is considered by the parties as confidential (***Confidential Information***) and both agree not to disclose such Confidential Information except as provided herein. In addition to the parties' respective officers, directors and employees who need to know the Confidential Information and who understand the obligation to keep it confidential, the parties may disclose Confidential Information (1) to the extent required by law including without limitation judicial order or by requirement of a governmental agency and (2) to its agents, auditors and advisors who need to know the Confidential Information for purposes of enabling each party to understand, perform its obligations under, or receive the benefits of, this Agreement and who have agreed not to use or disclose the Confidential Information for any other purpose without the other party's prior written consent. In the event that a party concludes that disclosure of

Confidential Information contained in this Letter Agreement is required by applicable law, the party will so advise the other party promptly in writing and endeavor to protect the confidentiality of such Confidential Information to the widest extent possible. In the event of a legal dispute with Boeing, nothing herein will preclude Customer from sharing with its legal counsel information necessary for purposes of enabling counsel to advise or represent Customer provided that so long as Customer causes its legal counsel to maintain the confidentiality of information that is the subject of this Article. Except as provided in the assignment provisions of Article 10 of this Special Matters Letter Agreement, Customer will not disclose this Letter Agreement for purposes of financing payments without the prior written consent of Boeing, which consent will be provided once the financier enters into a Non-Disclosure Agreement with Boeing in form and substance reasonably satisfactory to Boeing, which will include agreeing not to disclose or use Confidential Information except for the purpose set forth herein. This provision shall not apply to any Confidential Information that is in the public domain except that a party will be liable to the other for breach of its obligations under this provision if the Confidential Information entered the public domain as a consequence of a wrongful act or omission on its part.

Very truly yours,

THE BOEING COMPANY

REDACTED

REDACTED

Its: Attorney-In-Fact

BOEING PROPRIETARY

If the foregoing correctly sets forth your understanding of our agreement with respect to the matters treated herein, please indicate your acceptance and approval.

ACCEPTED AND AGREED TO

Date: April_________, 2021

LATAM AIRLINES GROUP S.A.

By: ________________________________

Its: ________________________________

By: ________________________________

Its: ________________________________

Attachment 1 ROLLS to
Special Matters Letter Agreement No. 6-1162-ILK-0310R8
TRENT1000-A Powered 787-8 Option Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW: 787-8 REDACTED pounds

Engine Model/Thrust: REDACTED REDACTE pounds

Airframe Price: REDACTED

Optional Features:

Sub-Total of Airframe and Features:

Engine Price (Per Aircraft):

Aircraft Basic Price (Excluding BFE/SPE):

Buyer Furnished Equipment (BFE) Estimate:

Catalog Selected In Flight Entertainment (IFE) Estimate

Non-Refundable Deposit/Aircraft at Def Agreemt:

Detail Specification: REDACTED

Airframe Price Base Year/Escalation Formula:

Engine Price Base Year/Escalation Formula:

Airframe Escalation Data: REDACTED

Base Year Index (ECI):

Base Year Index (CPI):

Engine Escalation Data:

Base Year Index (ECI):

Base Year Index (CPI):

Delivery Date	Number of Aircraft	3% Escalation Factor (Airframe)	Escalation Factor (Engine)	Option Exercise Notice Date	Escalation Estimate Adv Payment Base Price Per A/P	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery): At Signing 1%	24 Mos. 4%	21/18/12/9/6 Mos. 5%	Total 30%
REDACTED									

a

Attachment 1 GENX to
Special Matters Letter Agreement No. 6-1162-ILK-0310R8
GENX Powered 787-8 Option Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW: 787-8 REDACTED pounds

Engine Model/Thrust: GENX-1 REDACTED pounds

Airframe Price: REDACTED

Optional Features:

Sub-Total of Airframe and Features:

Engine Price (Per Aircraft):

Aircraft Basic Price (Excluding BFE/SPE):

Buyer Furnished Equipment (BFE) Estimate:

Catalog Selected In Flight Entertainment (IFE) Estimate:

Non-Refundable Deposit/Aircraft at Def Agreemt:

Detail Specification: REDACTED

Airframe Price Base Year/Escalation Formula:

Engine Price Base Year/Escalation Formula:

Airframe Escalation Data:

Base Year Index (ECI):

Base Year Index (CPI):

Engine Escalation Data:

Base Year Index (ECI):

Base Year Index (CPI):

						Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):			
Delivery Date	Number of Aircraft	3% Escalation Factor (Airframe)	Escalation Factor (Engine)	Option Exercise Notice Date	Escalation Estimate Adv Payment Base Price Per A/P	At Signing 1%	24 Mos. 4%	21/18/12/9/6 Mos. 5%	Total 30%
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Attachment 2 **REDACTED**

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